EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
April 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$530,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$71,104,225.65
Principal on Repurchased Contracts	2,507,750.17
Schedule and Simple Payments Advanced	995,425.60

Total Collections For the Period	$74,607,401.42

Beginning Pool Aggregate Principal Balance	$2,138,261,166.63
Ending Pool Aggregate Principal Balance	$2,064,712,880.00

Schedule Principal Collection	$65,464,438.07

Beginning Aggregate Discounted Principal Balance	$1,912,520,054.54
Ending Aggregate Discounted Principal Balance	$1,849,935,903.52

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$74,607,401.42
Plus: Reserve Account Draw	938,762.27
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	3,563,768.62
Less: Net Amount Due to Swap Counterparty	32,756.86
Less: Monthly Interest Due to Noteholders & Certificateholders	2,878,771.73
Less: Principal Due to Noteholders	62,584,151.02
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$6,486,715.46

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
April 2004

		Per $1000 of
		Original Principal

Class A-1 Notes Distributable Amount
Monthly Interest	$447,034.85	0.808381
Monthly Principal	62,584,151.02	113.172063

Distributable Amount	$63,031,185.87

Class A-2 Notes Distributable Amount
Monthly Interest	$554,166.67	1.166667
Monthly Principal	—	—

Distributable Amount	$554,166.67

Class A-3 Notes Distributable Amount
Monthly Interest	$1,066,666.67	1.666667
Monthly Principal	—	—

Distributable Amount	$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest	$666,600.00	2.200000
Monthly Principal	—	—

Distributable Amount	$666,600.00

Class B Certificates Distributable Amount
Monthly Interest	$144,303.54	2,366667
Monthly Principal	—	—

Distributable Amount	$144,303.54

Total Servicing Fee	$3,563,768.62	1.563015

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$3,093,850.68
Less: Payments Applied	922,522.86
Current Period Payments Ahead Received	673,868.97

Ending Payment Ahead Balance	$2,845,196.79

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$1,796,061.44
Beginning Outstanding Unreimbursed Simple Interest Advances	$0.00
Scheduled Principal and Interest Advances	995,425.60
Simple Interest Advances	—
Reimbursement of Previous Scheduled Principal and Interest Advances	587,321.96
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,204,165.08
Ending Outstanding Unreimbursed Simple Interest Advances	$0.00

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
April 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$2,138,261,166.63	$2,064,712,880.00
Total Pool Factor	0.9378093	0.9055521
Class A-1 Notes Balance	$433,546,728.41	$370,962,577.39
Class A-1 Notes Principal Factor	0.7839905	0.6708184
Class A-2 Notes Balance	$475,000,000.00	$475,000,000.00
Class A-2 Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

Per $1000 of
Original Principal

Beginning Reserve Account Balance	$28,687,800.82
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account (for Accumulation Account)	—	—
Releases from Reserve Account	938,762.27	30.799691

Ending Reserve Account Balance	$27,749,038.55

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall
Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

April	$2,101,487,023.32	$57,906.08	0.033066
March	$2,177,279,837.71	$42,584.99	0.023471
February	$2,248,179,119.94	—	0.000000
Three Month Average Loss Rate			0.018845

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

April	104,809	88	0.083962
March	105,849	74	0.069911
February	106,925	21	0.019640
Three Month Average Delinquency Rate			0.057838

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
April 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87